PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated January 25, 2006)     Registration Statement No. 333-131266


                                 Morgan Stanley
                    GLOBAL MEDIUM-TERM NOTES, SERIES G AND H
                          GLOBAL UNITS, SERIES G AND H

                              ------------------

We, Morgan Stanley, may offer from time to time global medium-term notes, either alone or as part of a unit. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

o    The notes will mature more        o    The notes will be either senior or
     than nine months from the date         subordinated.
     of issue.

o    The notes will bear interest      o    The applicable pricing supplement
     at either a fixed rate or a            will specify whether the notes will
     floating rate that varies              be denominated in U.S. dollars or
     during the lifetime of the             some other currency.
     relevant notes, which, in
     either case, may be zero.         o    The notes will be issued in fully
     Floating rates will be based           registered form, in bearer form, or
     on rates specified in the              in any combination of registered and
     applicable pricing supplement.         bearer forms.

o    The notes will pay interest,
     if any, on the dates stated in
     the applicable pricing
     supplement.


The pricing supplement may also specify that the notes will have additional terms, including the following:

o    The notes may be optionally or    o    Payments on the notes may be linked
     mandatorily exchangeable for           to currency prices, commodity
     securities of an entity that is        prices, securities of an entity that
     not affiliated with us (as well        is not affiliated with us (or
     as, in the case of Series H            securities issued by an entity
     notes, for securities of an            affiliated with us in the case of
     entity that is affiliated with         Series H notes), baskets of those
     us), for a basket or index of          securities or indices, or any
     those securities or for the            combination of the above.
     cash value of those securities.

                                       o    The notes may be either callable by
                                            us or puttable by you.

Units may include any combination of notes, warrants or purchase contracts. Each warrant will either entitle or require you to purchase or sell, and each purchase contract will require you to purchase or sell, (1) securities issued by us or by an entity not affiliated with us (or issued by an entity affiliated with us in the case of Series H units), a basket of those securities, an index or indices of those securities, any other property, (2) currencies or (3) commodities or (4) any combination of the above. The specific terms of any units we offer will be included in the applicable pricing supplement.

                           ------------------------

  Investing in the notes or units involves risks. See "Foreign Currency Risks"
               beginning on page 7 of the accompanying prospectus.

                           ------------------------

The United States Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. International Limited, which is our affiliate, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

The agent may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                           ------------------------

                                 MORGAN STANLEY

January 25, 2006

                                             TABLE OF CONTENTS

                                       Page                                                        Page
                                       ----                                                        ----
Prospectus Supplement                           Prospectus
Summary.................................S-3     Summary..............................................3
Description of Notes....................S-6     Foreign Currency Risks...............................7
Description of Units...................S-19     Where You Can Find More Information..................9
United States Federal Taxation.........S-22     Consolidated Ratios of Earnings to Fixed
Plan of Distribution...................S-26        Charges and Earnings to Fixed Charges
Legal Matters..........................S-29        and Preferred Stock Dividends....................11
                                                Morgan Stanley......................................12
                                                Use of Proceeds.....................................13
                                                Description of Debt Securities......................13
                                                Description of Units................................39
                                                Description of Warrants.............................45
                                                Description of Purchase Contracts...................47
                                                Description of Capital Stock........................49
                                                Forms of Securities.................................59
                                                Securities Offered on a Global Basis
                                                   Through the Depositary...........................63
                                                United States Federal Taxation......................67
                                                Plan of Distribution................................71
                                                Legal Matters.......................................73
                                                Experts.............................................73
                                                ERISA Matters for Pension Plans and
                                                   Insurance Companies..............................74

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

                                    SUMMARY

     The following summary describes the notes and units we are offering under this program in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.

     We, Morgan Stanley, may offer from time to time the medium-term notes and units described in this prospectus supplement. We will sell the notes and the units primarily outside the United States, but we may also sell them in the United States or both in and outside the United States simultaneously. We refer to the notes and units offered under this prospectus supplement as our "Series G and Series H medium-term notes" and our "Series G and Series H units." We refer to the offering of the Series G and Series H medium-term notes and the Series G and Series H units as our "Series G and Series H program."

General terms of the notes............. o  The notes will mature more than nine months from the date of issuance and
                                           will pay interest, if any, on the
                                           dates specified in the applicable
                                           pricing supplement.
                                        o  The notes will bear interest at
                                           either a fixed rate or a floating
                                           rate that varies during the lifetime
                                           of the relevant notes, which, in
                                           either case, may be zero.
                                        o  The notes will be issued in U.S.
                                           dollars unless we specify otherwise
                                           in the applicable pricing
                                           supplement.
                                        o  The notes will be either senior or
                                           subordinated.
                                        o  The notes may be either callable by
                                           us or puttable by you.
                                        o  Payments on the notes will generally
                                           be increased to offset the effect of
                                           any deduction for U.S. withholding
                                           taxes unless the notes are redeemed
                                           by us at our option.
                                        o  Early redemption of the notes will
                                           be permitted or required in some
                                           instances if there are specified
                                           changes in United States taxation or
                                           information reporting requirements.
                                        o  The notes may be optionally or
                                           mandatorily exchangeable for
                                           securities of an entity that is not
                                           affiliated with us (as well as, in
                                           the case of the Series H notes, for
                                           securities of an entity that is
                                           affiliated with us), for a basket or
                                           index of those securities or for the
                                           cash value of those securities.
                                        o  Payments of principal and/or
                                           interest on the notes may be linked
                                           to currency prices, commodity
                                           prices, securities of an entity that
                                           is not affiliated with us (as well
                                           as, in the case of Series H notes,
                                           securities of an entity that is
                                           affiliated with us), baskets of
                                           those securities or indices, or any
                                           combination of the above.
                                        o  We may issue amortizing notes that
                                           pay a level amount in respect of
                                           both interest and principal
                                           amortized over the life of the note.
                                        o  The notes may be issued either alone
                                           or as a part of a unit with any
                                           combination of other securities.
                                        o  The notes will be issued in bearer
                                           form, in fully registered form, or
                                           in any combination of registered and
                                           bearer forms.
                                        o  We may from time to time, without
                                           your consent, create and issue
                                           additional notes with the same terms
                                           as notes previously issued so that
                                           they may be combined with the
                                           earlier issuance.

General terms of units................. o  Units may include any combination of notes, warrants or purchase
                                           contracts.
                                        o  Warrants will entitle or require you
                                           to purchase from us or sell to us:
                                           o  securities issued by us or by an
                                              entity not affiliated with us (or
                                              issued by an entity affiliated
                                              with us in the case of Series H
                                              units), a basket of those
                                              securities, an index or indices
                                              of those securities, any other
                                              property;
                                           o  currencies;
                                           o  commodities; or
                                           o  any combination of the above.
                                           The pricing supplement will explain
                                           how we or, if specified, you may
                                           satisfy any obligations under the
                                           warrants through the delivery of the
                                           underlying securities, currencies or
                                           commodities or, in the case of
                                           underlying securities or
                                           commodities, the cash value of the
                                           underlying securities or
                                           commodities.
                                        o  Purchase contracts included in units
                                           will require you to purchase or
                                           sell:
                                           o  securities issued by us or by an
                                              entity not affiliated with us (or
                                              issued by an entity affiliated
                                              with us in the case of Series H
                                              units), a basket of those
                                              securities, an index or indices
                                              of those securities, any other
                                              property;
                                           o  currencies;
                                           o  commodities; or
                                           o  any combination of the above.
                                           A purchase contract issued as part
                                           of a unit may be either prepaid or
                                           paid at settlement. The applicable
                                           pricing supplement will explain the
                                           methods by which you may purchase or
                                           sell the specified securities,
                                           currencies or commodities at the
                                           settlement of the purchase contract
                                           and any acceleration, cancellation
                                           or termination provisions or other
                                           provisions relating to the
                                           settlement of the purchase contract.
                                        o  The applicable pricing supplement
                                           will indicate whether and under what
                                           circumstances securities included in
                                           a unit may be separated from the
                                           other securities comprised by that
                                           unit.

Forms of securities.................... The securities that we offer under our
                                        Series G and Series H program may be
                                        issued in bearer form or in fully
                                        registered form and, in each case, in
                                        definitive form or global form, or in
                                        any combination of the above.

                                        Bearer notes initially will be
                                        represented by a temporary global
                                        bearer note that we will deposit with a
                                        common depositary for Euroclear Bank
                                        S.A./N.V., as operator of the Euroclear
                                        System, Clearstream Banking, societe
                                        anonyme, and/or any other relevant
                                        clearing system. Interests in each
                                        temporary global bearer note
                                        will be exchangeable for interests in
                                        permanent global bearer notes or for
                                        definitive registered or bearer notes.
                                        Securities issued in fully registered
                                        form will be represented either by a
                                        global security registered in the name
                                        of a common depositary, or by
                                        certificates issued in definitive form,
                                        as set forth in the applicable pricing
                                        supplement. Any note purchased on
                                        original issuance by or on behalf of a
                                        United States person must, subject to
                                        certain limited exceptions, be a
                                        registered note.

How to reach us........................ You may contact us at our principal executive offices at 1585 Broadway, New
                                        York, New York 10036 (telephone number
                                        (212) 761-4000).

                              DESCRIPTION OF NOTES

     Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

     The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

     o    Capital Units ("Description of Capital Stock--Outstanding Capital
          Stock")

     o    Senior Debt Indenture ("Description of Debt Securities--Indentures")

     o senior indebtedness ("Description of Debt Securities--Subordination Provisions")

     o    Subordinated Debt Indenture ("Description of Debt
          Securities--Indentures")

General Terms of Notes

     We may issue notes under the Senior Debt Indenture or the Subordinated Debt Indenture. The Series G and Series H medium-term notes issued under each indenture, together with our Series F global medium-term notes, referred to below under "Plan of Distribution," will constitute a single series under that indenture, together with any medium-term notes we issue in the future under that indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series G or Series H medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

     Outstanding Indebtedness of Morgan Stanley. Neither indenture limits the amount of additional indebtedness that we may incur. At August 31, 2005, we had approximately $20 billion aggregate principal amount of debt securities outstanding under the Senior Debt Indenture. In addition, at August 31, 2005, we had approximately $70 billion aggregate principal amount of debt securities outstanding under an amended and restated senior indenture, dated May 1, 1999, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan
Bank), as trustee, and approximately $4 billion aggregate principal amount of debt securities outstanding under an amended and restated subordinated indenture, dated May 1, 1999, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago), as trustee. For the purposes of this paragraph, these amounts include (i) for any debt security sold with original issue discount, the issue price of that debt security plus all discount accreted as of August 31, 2005, and (ii) for any debt security denominated in a foreign currency, the U.S. dollar equivalent on August 31, 2005 of the issue price of that debt security.

     Ranking. Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Notes issued under the Subordinated Debt Indenture will rank on a parity with all of our other subordinated indebtedness and, together with all of our other subordinated indebtedness, will be subordinated in right of payment to the prior payment in full of our senior indebtedness. See "Description of Debt Securities--Subordination Provisions" in the prospectus. At August 31, 2005, we had outstanding approximately $131 billion of senior indebtedness (including approximately $12 billion of senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries), approximately $4 billion of subordinated indebtedness that will rank on a parity with notes issued under the Subordinated Debt Indenture, approximately $3 billion of junior subordinated indebtedness and approximately $66 million of Capital Units. Subsequent to August 31, 2005 and through November 30, 2005, additional senior notes in an aggregate principal amount of approximately $12.8 billion were issued and repayments of $2.2 billion were made.

     Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series G and Series H medium-term notes to the extent applicable:

o    the specific designation of the notes;

o    the issue price (price to public);

o    the aggregate principal amount;

o    the denominations or minimum denominations;

o    the original issue date;

o    whether the notes are senior or subordinated;

o the stated maturity date and any terms related to any extension of the maturity date;

o whether the notes are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

o    whether interest will be payable in cash or payable in kind;

o    if the note is an amortizing note, the amortization schedule;

o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

o whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of an entity that is not affiliated with us (or securities issued by an entity affiliated with us in the case of Series H notes), baskets of those securities or indices, or any combination of the above;

o the terms on which early redemption of the notes will be permitted or required in some instances if there are specified changes in United States taxation or information reporting requirements;

o whether payments on the notes will be increased to offset the effect of any deduction for U.S. withholding taxes;

o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us, or into or for stock or other securities of entities affiliated with us in the case of the Series H notes, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

o whether the notes will be issued in bearer form, in fully registered form, or in any combination of registered and bearer forms;

o whether the notes will be listed on any stock exchange or other relevant authority;

o    any other terms on which we will issue the notes.

     Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

     A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in The City of New York or in London or (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney, and (ii) for notes denominated in euro, that is also a TARGET Settlement Day.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

     The "record date" for any interest payment date for a registered note is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

     "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

     References in this prospectus supplement to "U.S. dollars" and "U.S.$" and "$" are to the currency of the United States of America, all references to "pounds sterling" and "(pound)" are to the currency of the United Kingdom, all references to "Japanese Yen" and "(Y)" are to the currency of Japan and all references to "Australian dollars" and "AUD" are to the currency of the Commonwealth of Australia.

     References in this prospectus supplement to "euro" and "(euro)" are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Forms of Notes

     We will offer the notes on a continuing basis and will issue notes, either alone or as part of a unit, in:

     o definitive bearer form with coupons attached or in temporary or permanent global bearer form without coupons attached;

     o    fully registered definitive or global form without coupons; or

     o    any combination of registered and bearer forms.

References to "bearer notes" will, except where otherwise indicated, include permanent or temporary global bearer notes, as well as definitive bearer notes and any attached coupons.

     Global Bearer Notes. If we issue notes in bearer form, each bearer note will be represented initially by a temporary global bearer note, without coupons attached. We will deposit each temporary global bearer note with a common depositary for the Euroclear operator, Clearstream, Luxembourg and/or any other relevant clearing system authorized to maintain accounts with that common depositary. The Euroclear operator and Clearstream, Luxembourg or, as applicable, any other relevant clearing system, will credit the account designated by or on behalf of the subscriber of those bearer notes with a principal amount of notes equal to the principal amount for which it has subscribed and paid. The interests of the beneficial owner or owners in a temporary global bearer note will be exchangeable for interests in a permanent global bearer note in accordance with the procedures we describe in the next paragraph. A common depositary for the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will hold the permanent global bearer note for credit to the accounts designated by or on behalf of the beneficial owners.

     Exchange of Temporary Global Bearer Notes for Permanent Global Bearer Notes. An interest in a temporary global bearer note may be exchanged for an interest in a permanent global bearer note on or after the exchange date described below if our paying agent has received an ownership certificate required under the United States Treasury regulations. The "exchange date" for a temporary global bearer note will normally be the 40th day after the date on which we receive the proceeds of the sale of the note. However, if an agent holds a note as part of an unsold allotment or subscription for more than 40 days after the closing date for the note, the exchange date will be the day after the date on which the agent sells the note. The substance of the required ownership certificate and an explanation of how it is delivered to our paying agent is described under "--Interest and Principal Payments" below.

     Exchange of Permanent Global Bearer Notes for Definitive Notes. The beneficial owner of a note represented by a permanent global bearer note may exchange that interest for a definitive bearer note. The beneficial owner must give 30 days' written notice of exchange to the principal paying agent through either the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. When the principal paying agent receives an initial request to exchange an interest in a permanent global bearer note for a definitive bearer note or notes, all other interests in that permanent global bearer note will be exchanged for definitive notes, although interests in the definitive notes may continue to be held through the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. All definitive bearer notes will be serially numbered, with coupons, if any, attached.

     In addition, we will exchange all interests in a permanent global bearer note for definitive bearer notes of any authorized denominations if:

     o any note represented by the permanent global bearer note is accelerated following an Event of Default; or

     o either Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of fourteen days, other than by reason of public holidays, or announces an intention to cease business permanently or in fact does so.

     In the event of any exchange of interests in a permanent global note for definitive notes, the common depositary for the Euroclear operator, Clearstream, Luxembourg and, as applicable, any other relevant clearing system will instruct the principal paying agent regarding the aggregate principal amount and denominations of definitive bearer notes that must be authenticated and delivered to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. These exchanges will occur at no expense to the beneficial owners, as soon as practicable after the receipt of the initial request for definitive bearer notes or of a notice of acceleration or clearing system closure. No bearer notes will be delivered in the United States.

     Legend. Each bearer note and coupon, if any, will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

     Denominations. We will issue the notes:

     o for U.S. dollar-denominated notes, in denominations of U.S.$1,000 or any amount greater than U.S.$1,000 that is an integral multiple of U.S.$1,000; or

     o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of U.S.$1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "--Interest and Principal Payments--Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

     New York Law to Govern. The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Exchange and Transfer

     Definitive bearer notes and any coupons are transferable by delivery. You may exchange definitive bearer notes for other bearer notes in other authorized denominations and in an equal aggregate principal amount. The exchange will take place at the offices of the principal paying agent in London, England or at the office of any transfer agent that we designate for that purpose. The terms of, and procedures established under, the indenture govern any exchange of the definitive bearer notes.

     We have initially designated JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), London Branch, as a transfer and paying agent for the senior notes and as our principal paying agent for the senior notes outside the United States. We have initially designated J.P. Morgan Trust Company, National Association (acting through JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), at its corporate trust office in London as its sub-agent) as a transfer and paying agent for the subordinated notes and as our principal paying agent for the subordinated notes outside the United States. We may at any time appoint additional transfer agents for the notes and may appoint additional paying agents for the notes outside the United States. As long as any Series G notes are admitted to listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange plc and the UK Listing Authority requires it, we will maintain a transfer agent and a paying agent in London. If any European Union Directive on the taxation of savings comes into force, we will, to the extent possible as a matter of law, maintain a paying agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     You may present registered notes for registration of transfer or exchange at the offices of the registrar or at the offices of any transfer agent that we designate. We have initially designated JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as our registrar and transfer agent for the registered senior notes and as our paying agent for registered senior notes in the United States. We have initially designated J.P. Morgan Trust Company, National Association, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as our registrar and transfer agent for the registered subordinated notes and as our paying agent for registered subordinated notes in the United States. All references to a registrar will include any successor registrar that we appoint. We can rescind our initial designation of the registrar or a transfer agent at any time. However, so long as any notes remain outstanding, we will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where registered notes may be presented for registration of transfer and exchange.

     We will not be required to:

     o register the transfer of or exchange notes to be redeemed for a period of fifteen calendar days preceding the first publication or other transmission, if applicable, of the relevant notice of redemption, or if registered notes are outstanding and there is no publication, the mailing of the relevant notice of redemption;

     o register the transfer of or exchange any registered note selected for redemption or surrendered for optional repayment, in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed or repaid in part; or

     o exchange any bearer note selected for redemption or surrendered for optional repayment, except that the bearer note may be exchanged for a registered note representing the same principal amount as the bearer note so exchanged if that registered note is simultaneously surrendered for either redemption or repayment.

     No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

     Exchange of Definitive Bearer Notes for Registered Notes. If the applicable pricing supplement so specifies, you may elect to exchange definitive bearer notes, with all unmatured coupons, and all matured coupons, if any, in default, for registered notes. The registered notes must be of authorized denominations and in an equal aggregate principal amount. The exchange will take place at the office of the registrar or at the office of any transfer agent that we may designate for that purpose. Definitive bearer notes that you surrender in exchange for registered notes (i) after the close of business at any designated office on any record date for the payment of interest on a registered note and
(ii) before the opening of business at the designated office on the relevant interest payment date will be surrendered without the coupon related to the payment of interest on that interest payment date. You can exchange registered notes for registered notes in other authorized denominations and in an equal aggregate principal amount in accordance with the provisions of the indentures. You may not exchange registered notes for bearer notes.

Interest and Principal Payments

     Global Bearer Notes. The paying agent will pay interest on a temporary global bearer note to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system on that portion of the temporary global bearer note held for its account. The paying agent will pay interest to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system only on that portion of the principal amount of the relevant temporary global bearer note for which it receives an ownership certificate signed by the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system, as described in the following paragraph. The ownership certificate must be dated no earlier than the interest payment date. The ownership certificate will be based on ownership certificates provided to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system by its participants. The Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will credit interest received to the accounts of the participants for the beneficial owners of those accounts only if the participants have furnished ownership certificates.

     The person entitled to receive the principal of or interest on a temporary global bearer note must furnish an ownership certificate through the broker or other direct or indirect participant in the clearing systems through which it holds its interest in order to receive any principal or interest. An ownership certificate is a signed certificate in writing, or an electronic certificate described in United States Treasury regulations section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of certification, the bearer note is:

     o    owned by a person that is not a United States person;

     o    owned by a United States person that:

          o is a foreign branch of a United States financial institution, as defined in the applicable United States Treasury regulations, purchasing for its own account or for resale, or

          o acquired the bearer note through a foreign branch of a United States financial institution and who holds the bearer note through the financial institution on the date of certification,

          in either case, each such United States financial institution must agree, on its own behalf or through its agent, that it will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the applicable United States Treasury regulations; or

     o owned by a United States or foreign financial institution for the purposes of resale during the restricted period, as defined in United States Treasury regulations section 1.163-5(c)(2)(i)(D)(7), and, if the owner of the bearer note is a United States or foreign financial institution described in this third clause, whether or not also described in the previous clauses, the financial institution must certify that it has not acquired the bearer note for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used in this prospectus supplement, the term "United States person" means, for U.S. federal income tax purposes, (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the United States Treasury regulations shall be considered United States persons.

     On the exchange date and provided that the required ownership certificates have been received, the paying agent will exchange interests in a temporary global bearer note to the related permanent global bearer note. The paying agent will pay the principal, premium, if any, and interest, if any, on the permanent global bearer note to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system with respect to that portion of the permanent global bearer note held for its account. At maturity, redemption or repayment or on an interest payment date, the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will credit the principal, premium, if any, and any interest, if any, received to the respective accounts of the beneficial owners of the permanent global bearer note. Payment of principal, premium, if any, and interest, if any, made on any permanent global bearer note will be made to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system in immediately available funds, subject to any applicable laws and regulations.

     If a registered note is issued in exchange for any portion of a permanent global bearer note after the close of business at the office or agency where the exchange occurs on any record date and before the opening of business at the office or agency on the relevant interest payment date, the paying agent will not pay that interest to the beneficial owner of the registered note at that time. Instead, the paying agent will pay that interest to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system only. The Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will credit the interest to the account of the beneficial owner of that portion of the permanent global bearer note on the record date.

     Definitive Bearer Notes. The paying agent will pay principal, premium, if any, and interest, if any, on a definitive bearer note at maturity or upon redemption or repayment or on any interest payment date only if the notes and/or any coupons relating to that interest payment date are presented and surrendered. The definitive bearer notes and/or coupons must be presented and surrendered at the offices of a paying agent outside the United States. The holder has the option to receive payment (i) by check or (ii) by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. To elect the second option, the paying agent must receive appropriate wire transfer instructions not less than 15 calendar days prior to an applicable payment date. Payment of interest on a definitive bearer note due on any interest payment date will be made only if the coupon relating to that interest payment date is presented and surrendered. Payment will be made in immediately available funds, subject to any applicable laws and regulations.

     All Bearer Notes.  Payment on any bearer note will not be made:

     o    at any office or agency of ours in the United States;

     o    by check mailed to any address in the United States; or

     o by wire transfer to an account maintained with a bank located in the United States.

     Despite these general prohibitions, payments of principal, premium, if any, and interest, if any, on bearer notes payable in U.S. dollars will be made at the office of our paying agent in the Borough of Manhattan, The City of New York, if and only if the payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Registered Notes. We describe how principal and interest payments are made on registered notes under "Description of Debt Securities--Interest and Principal Payments" in the accompanying prospectus.

     Unavailability of Foreign Currency. We describe how we will meet our obligations under the notes if the relevant specified currency is not available to us for making payments of principal of, premium, if any, or interest, if any, on any note and how this might occur under "Description of Debt Securities--Interest and Principal Payments--Unavailability of Foreign Currency" in the prospectus.

     Unclaimed Principal, Premium or Interest. If money is paid by us and held by the applicable trustee or any paying agent for payment of the principal, premium, if any, or interest, if any, on any notes that remain unclaimed at the end of two years after that principal, premium, if any, or interest, if any, has become due and payable, whether at maturity or upon call for redemption or otherwise:

     o the trustee or the paying agent will notify the holders of the notes that money will be repaid to us and any person claiming that money will thereafter look only to us for payment, and

     o    that money will be repaid to us.

Upon repayment, the trustee or the paying agent for that money will not be liable for the money. However, our obligation to pay the principal of, premium, if any, or interest on, the notes as they become due will not be limited in any way.

     Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these notes as "discount notes." In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under "Description of Debt Securities--Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

     o    the aggregate principal amount of the note multiplied by the sum of

          o its issue price, expressed as a percentage of the aggregate principal amount, plus

          o the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

     For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the "initial period") is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original discount described above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain discount notes may not be treated as issued with original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under "United States Federal Taxation" in the accompanying prospectus. See the applicable pricing supplement for any special considerations applicable to these notes.

Redemption and Repurchase of the Notes

     Optional Redemption by Morgan Stanley. The pricing supplement will indicate either that the notes cannot be redeemed prior to maturity, other than as provided under "Tax Redemption" below, or will indicate the terms of our option to redeem the notes.

     Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date specified prior to its maturity date.

Other General Terms of the Notes

     We describe generally how principal and interest payments on the notes are made, how exchanges and transfers of the notes are effected, how fixed and floating rates of interest on the notes are calculated and how redemption of the notes may be effected by us or our repurchase of the notes may be required by you under "Description of Debt Securities" in the accompanying prospectus. The specific terms of any notes that we offer will be included in the applicable pricing supplement.

Exchangeable Notes

     We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

     o securities of an entity that is not affiliated with us as well as, in the case of Series H notes, securities of an entity that is affiliated with us;

     o    a basket of those securities;

     o    an index or indices of those securities; or

     o    any combination of, or the cash value of, any of the above.

     The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

     Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

     Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

     Payments upon Exchange. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

     Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global bearer note or by definitive notes that remain on deposit with a common depositary or specified depository, as the case may be, for the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system, the beneficial owner must exercise the right to exchange through the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. In order to ensure that the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system of its desire to exchange in accordance with the then applicable operating procedures of the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system.

     Payments upon Acceleration of Maturity or upon Tax Redemption. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, or is redeemed as set forth below under "--Tax Redemption," the amount payable on:

     o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

     o a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

     We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of an entity not affiliated with us (as well as, in the case of Series H notes, securities of an entity affiliated with us), baskets of those securities or indices of those securities, or any combination of the above. These notes may include other terms, which will be specified in the relevant pricing supplement.

Currency-Linked Notes

     We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

     o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

     o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

     o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

     o the interest rate per annum and the dates on which we will make interest payments;

     o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

     o    additional tax considerations, if any.

     The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Tax Redemption

     All Notes. The notes may be redeemed as a whole at our option at any time prior to maturity, if we determine that, as a result of:

     o any change in or amendment to the laws (including a holding, judgment, or order by a court of competent jurisdiction), or any regulations or rulings promulgated under the laws, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or

     o any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the date of the pricing supplement in connection with the issuance of the notes or any other date specified in the applicable pricing supplement, we are or will become obligated to pay additional amounts (as defined below under "--Payment of Additional Amounts") with respect to the notes as described below under "--Payment of Additional Amounts." The redemption price will be equal to 100% of the principal amount of the notes, except as otherwise specified in the applicable pricing supplement or unless the note is a mandatorily exchangeable note, together with accrued interest to the date fixed for redemption. See "Description of Notes--Exchangeable Notes--Payments upon Acceleration of Maturity or upon Tax Redemption" for information on mandatorily exchangeable notes.

     Morgan Stanley will give notice of any tax redemption. Notice of tax redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the redemption notice period specified in the applicable pricing supplement. The date and the applicable redemption price will be specified in the notice, which will be given in accordance with "--Notices" below.

     Prior to giving notice of tax redemption under this paragraph, we will deliver to the applicable trustee:

     o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

     o an opinion of independent legal counsel satisfactory to the trustee to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate.

However, no notice of tax redemption will be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment on the notes were then due. We refer to the date on which the certificate is delivered to the trustee as the "redemption determination date."

     If any date fixed for redemption is a date prior to the exchange date, definitive bearer notes will be issuable on and after the redemption date as if the redemption date had been the exchange date. Receipt of ownership certificates, described above under "--Interest and Principal Payments" is a condition to the delivery of definitive bearer notes.

     Special Tax Redemption for Bearer Notes. If we determine that any payment of principal, premium, if any, or interest, if any, due on any bearer note or coupon that we or the paying agent made outside the United States would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, which would disclose to us, any paying agent or any governmental authority the nationality, residence or identity of a beneficial owner of a bearer note or coupon who is a U.S. Alien, as defined below in "--Payment of Additional Amounts," other than a requirement that:

     o    would not be applicable to a payment made by us or any paying agent

          o    directly to the beneficial owner, or

          o to a custodian, nominee or other agent of the beneficial owner, unless the payment by the custodian, nominee or agent to the beneficial owner would otherwise be subject to any similar requirement, or

     o can be satisfied by the custodian, nominee or other agent certifying to the effect that the beneficial owner is a U.S. Alien (as defined below under "--Payment of Additional Amounts"), unless the payment by the custodian, nominee or agent to the beneficial owner would otherwise be subject to any similar requirement, then we will (i) redeem the bearer notes, as a whole, at a redemption price equal to 100% of the principal amount of the bearer notes, except as otherwise specified in the applicable pricing supplement or unless the note is a mandatorily exchangeable note, together with accrued interest to the date fixed for redemption, or (ii) at our election, if the conditions described below in "--Election to Pay Additional Amounts Rather than Redeem," are satisfied, pay the additional amounts specified in that paragraph. See "Description of Notes--Exchangeable Notes--Payments upon Acceleration of Maturity or upon Tax Redemption" above for information on mandatorily exchangeable notes.

     We will make the determination and election described above as soon as practicable and publish or transmit, as applicable, prompt notice, which we refer to as the "determination notice," stating:

     o the effective date of the certification, identification or other information reporting requirements;

     o whether we will redeem the bearer notes or have elected to pay the additional amounts specified in "--Election to Pay Additional Amounts Rather than Redeem"; and

     o if we elect to redeem, the last date by which the redemption of the bearer notes must take place.

     If we redeem the bearer notes for this reason, the redemption will take place on a date, not later than one year after the publication of the determination notice. We will elect the date fixed for redemption by notice to the applicable trustee at least 60 days prior to the date fixed for redemption or within the redemption notice period specified in the applicable pricing supplement. Notice of the redemption of the bearer notes will be given to the holders of the bearer notes not more than 60 nor less than 30 days prior to the date fixed for redemption or within the redemption notice period designated in the applicable pricing supplement. The redemption notice will include a statement as to the last date by which the bearer notes to be redeemed may be exchanged for registered notes.

     Notwithstanding the foregoing, we will not redeem the bearer notes if we subsequently determine, not less than 30 days prior to the date fixed for redemption, or prior to the last day of the specified redemption notice period in the applicable pricing supplement, that subsequent payments would not be subject to any certification, identification or other information reporting requirement, in which case we will publish or transmit, as applicable, prompt notice of the determination and revoke any earlier redemption notice.

     The right, if any, of the holders of bearer notes called for tax redemption as described above to exchange bearer notes for registered notes will terminate at the close of business of the principal paying agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of bearer notes for registered notes will be permitted.

     Election to Pay Additional Amounts Rather than Redeem. If and so long as the certification, identification or other information reporting requirements referred to in "--Special Tax Redemption for Bearer Notes" would be fully satisfied by payment of a U.S. withholding tax, backup withholding or similar charge, we may elect to pay additional amounts as defined below under "--Payment of Additional Amounts" as may be necessary so that every net payment made outside the United States following the effective date of the requirements by us or any paying agent of principal, premium, if any, or interest, if any, due in respect of any bearer note or any coupon of which the beneficial owner is a U.S. Alien will not be less than the amount provided for in the bearer note or coupon to be then due and payable after deduction or withholding for or on account of the backup withholding or similar charge, other than a U.S. withholding tax, backup withholding or similar charge that:

     o is imposed in connection with a certification, identification or other information reporting requirement described in the bullet points in the first paragraph following the heading "Special Tax Redemption for Bearer Notes," or

     o is imposed as a result of presentation of the bearer note or coupon for payment more than 15 days after the date on which the payment becomes due and payable or on which payment of the bearer note or coupon is duly provided for, whichever occurs later.

Our ability to elect to pay additional amounts as described in this paragraph is conditioned on there not being a requirement that the nationality, residence or identity of the beneficial owner be disclosed to us, any paying agent or any governmental authority, as a result of the payment of the additional amounts.

     If we elect to pay any additional amounts as described in this "--Election to Pay Additional Amounts Rather than Redeem," we will have the right to redeem the bearer notes as a whole at any time by meeting the same conditions described in "--Special Tax Redemption for Bearer Notes," and the redemption price of the bearer notes will not be reduced for applicable withholding taxes. If we elect to pay additional amounts as described in this "--Election to Pay Additional Amounts Rather than Redeem," and the condition specified in the first sentence of this "--Election to Pay Additional Amounts Rather than Redeem," should no longer be satisfied, then we will redeem the bearer notes as a whole under the applicable provisions of "--Special Tax Redemption for Bearer Notes."

Payment of Additional Amounts

     Subject to the exceptions and limitations set forth below, we will pay any additional amounts, which we refer to as the "additional amounts," to the beneficial owner of any note or of any coupon issued with a bearer note who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on such note and any other amounts payable on such note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of that payment by the United States, or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in the note or coupon to be then due and payable.

     We will not, however, make any payment of additional amounts to any beneficial owner who is a U.S. Alien for or on account of:

     o any present or future tax, assessment or other governmental charge that would not have been so imposed but for

          o the existence of any present or former connection between the beneficial owner of such note or coupon, or between a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner, if the beneficial owner is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, the beneficial owner, or the fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States; or

          o the presentation by or on behalf of the beneficial owner of such note or coupon for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such note or coupon is duly provided for, whichever occurs later;

     o any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such note;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, such note, if payment can be made without the required withholding by any other paying agent in a city in Western Europe;

     o any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority of or in the United States as a precondition to relief or exemption from the tax, assessment or other governmental charge;

     o any tax, assessment or other governmental charge imposed by reason of the beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of our stock entitled to vote or as a direct or indirect subsidiary of ours; or

     o    any combination of the items listed above.

In addition, we will not be required to make any payment of additional amounts with respect to any note or coupon presented for payment:

     o where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or

     o by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant note or coupon to another paying agent in a member state of the European Union.

Nor will we pay additional amounts with respect to any payment on a note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of the United States (or any political subdivision of the United States) to be included in the income, for tax purposes, of a beneficiary of, or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner held its interest in the note directly.

     As used in this prospectus supplement, the term "U.S. Alien" means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Replacement of Notes and Interest Coupons

     At the expense of the holder, we may, in our discretion, replace any notes or coupons that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes or coupons must be delivered to the applicable trustee, the principal paying agent or the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes or coupons must be delivered to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note or coupon will be issued.

Notices

     Notice to Holders of Bearer Notes. Except as provided in the next sentence, we will publish notices to holders of bearer notes in a newspaper in the English language of general circulation in the Borough of Manhattan, The City of New York, and in The City of London, and, if required by Luxembourg law or stock exchange regulation, in Luxembourg. We may give notice to the beneficial owners of bearer notes held only in global form through the customary notice procedures of the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system, in which case we will not publish the notice in a newspaper unless required to by law or stock exchange or other relevant authority regulation.

     Notices will be deemed to have been given on the date of publication, or other transmission, as applicable, or, if published in newspapers or transmitted on different dates, on the date of the first publication or transmission.

     Notices to Holders of Registered Notes. We will mail notice to each holder of a registered note by first class mail, postage prepaid. The notice will be mailed to the respective address of each holder as that address appears upon our books.


                              DESCRIPTION OF UNITS

     Investors should carefully read the general terms and provisions of our units in "Description of Units" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Debt Securities" in the prospectus and in "Description of Notes" in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in "Description of Warrants" in the prospectus. If a purchase contract is offered as part of a unit, investors should also review the information in "Description of Purchase Contracts" in the prospectus.

     The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

     o    purchase contract ("Description of Purchase Contracts")

     o    purchase contract property ("Description of Purchase Contracts")

     o    Unit Agreement ("Description of Units")

     o    warrant ("Description of Warrants--Offered Warrants")

     o warrant agent ("Description of Warrants--Significant Provisions of the Warrant Agreements")

     o    warrant property ("Description of Warrants--Offered Warrants")

Further Information on Units

     Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes, warrants or purchase contracts. The applicable pricing supplement will describe:

     o the designation and the terms of the units and of the notes, warrants or purchase contracts, or any combination of notes, warrants or purchase contracts, included in those units, including whether and under what circumstances those notes, warrants or purchase contracts may be separately traded;

     o    any additional terms of the Unit Agreement; and

     o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes, warrants and purchase contracts constituting those units.

     Units will be issued in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

     Warrants will entitle or require you to purchase from us or sell to us:

     o securities issued by us or by an entity not affiliated with us (or issued by an entity affiliated with us in the case of Series H units), a basket of those securities, an index or indices of those securities or any other property;

     o    currencies;

     o    commodities; or

     o    any combination of the above.

     Purchase contracts included in Series G or Series H units will require you to purchase or sell:

     o securities issued by us or by an entity not affiliated with us (or issued by an entity affiliated with us in the case of Series H units), a basket of those securities, an index or indices of those securities or any other property;

     o    currencies;

     o    commodities; or

     o    any combination of the above.

     Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, and, for units in bearer form, at the office of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), London Branch, as unit agent and collateral agent for the units outside of the United States, the holder may:

     o present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or purchase contract property or any other amounts due;

     o    register the transfer of the units; and

     o exchange the units, except that global bearer units will be exchangeable only in the manner and to the extent set forth below.

     We may at any time appoint additional unit agents or other agents with respect to the units outside the United States. The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

Form of Units

     The units will be issued in the form corresponding to the form of the notes comprised by the units and, will be issued

     o in definitive bearer form or in temporary or permanent global bearer form;

     o    in fully registered definitive form; or

     o    in any combination of the above bearer or registered forms.

     Each other security comprised by a unit will be in the corresponding form. Units will be issued in denominations of a single unit and any integral multiple of a single unit, with face amounts as indicated in the applicable pricing supplement, generally corresponding to the principal amount of the notes comprised by the units. See "Description of Notes--Forms of Notes" above.

     Exchanging Units. Registered units will be exchangeable for registered units in other authorized denominations, in an equal aggregate principal amount. Bearer units will not be issuable in exchange for registered units. Registered units may be presented for registration of transfer or exchange at the offices of the unit agent or at the offices of any other agent designated by us for that purpose. Bearer units may be presented for exchange in the manner set forth below. No service charge will be made for any registration of transfer or exchange of units, but we may require payment of a sum sufficient to cover any tax or other governmental charge. Bearer units, together with the securities comprised by the unit, will be transferable by delivery.

     Global Bearer Units. If we issue units in bearer form, each bearer unit will be represented initially by a temporary global bearer unit. Each temporary global bearer unit will be deposited with a common depositary for the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. The Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will credit the account designated by or on behalf of the subscriber with a number, and specified face amount, if applicable, of units equal to the number, and specified face amount, if applicable, for which it has subscribed and paid. The interests of the beneficial owner or owners in a temporary global bearer unit, and in the temporary global form of any warrant or purchase contract comprised by the unit, will be exchangeable for an interest in a permanent global bearer unit. The exchange will be made at the time, and to the extent, of the exchange of the interest in the temporary global bearer note comprised by the unit, in accordance with procedures described above under "Description of Notes--Forms of Notes." If no note is included in a unit, the applicable pricing supplement will describe any applicable exchange procedure. The permanent global bearer unit will be held by a common depositary for the Euroclear operator, Clearstream, Luxembourg, or, as applicable, any other relevant clearing system for credit to the account designated by or on behalf of the beneficial owner.

     Exchange of Global Bearer Units for Definitive Bearer Units. The beneficial owner of a unit represented by a permanent global bearer unit may exchange the interest in the permanent global bearer unit for a definitive bearer unit, consisting of the definitive forms of each security included in the unit. If the applicable pricing supplement so discloses, the beneficial owner of a temporary global bearer unit may also exchange its interest in the temporary global bearer unit for a definitive registered unit, comprising the definitive registered forms of each security included in the unit, of any authorized denominations. The beneficial owner must give 30 days' written notice of exchange to the principal paying agent through either the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. Upon receipt by the unit agent of an initial request to exchange an interest in a permanent global bearer unit for a definitive bearer unit, all other interests in that permanent global bearer unit will be exchanged for definitive units, consisting of the definitive forms of each security included in the unit. All definitive bearer units will be serially numbered. The common depositary for the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will instruct the unit agent regarding the aggregate principal amount and denominations of definitive bearer units that must be authenticated and delivered to the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system. These exchanges will occur at no expense to the beneficial owners, as soon as practicable after the receipt of the initial request for definitive bearer units or of a notice of acceleration or clearing system closure. No bearer unit will be delivered in the United States. The holder can exchange definitive bearer units in other authorized denominations and in an equal aggregate number. The exchange will take place at the offices of the unit agent or at the office of any other agent designated by us for that purpose.

     Special Requirements for Exercise of Rights for Global Units. If a unit represented by a global bearer unit or by definitive units that remain on deposit with a common depositary for Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system:

     o includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

     o includes any note or purchase contract that entitles the holder to redeem, accelerate or take any other action concerning that note or purchase contract, or

     o otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the holder must exercise those rights through the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system.

     In order to ensure that the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Euroclear operator, Clearstream, Luxembourg or, as applicable, any other relevant clearing system of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the common depositary.


                         UNITED STATES FEDERAL TAXATION

     In the opinion of Davis Polk & Wardwell, our counsel, the following are the material U.S. federal income and estate tax consequences of ownership and disposition of the notes and of the units by a Non-U.S. Holder (as defined below).

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as nonresident alien individuals who have lost U.S. citizenship or who have ceased to be treated as resident aliens and Non-U.S. Holders, as defined below, for whom income or gain in respect of a note or a unit is effectively connected with a trade or business in the United States. Persons considering the purchase of notes or units are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note or unit issued under this prospectus supplement that is, for U.S. federal income tax purposes:

     o    an individual who is classified as a nonresident alien;

     o    a foreign corporation; or

     o    a foreign estate or trust.

     "Non-U.S. Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note or unit.

     Notes

     Except as otherwise provided in the applicable pricing supplement and subject to the discussions below, a Non-U.S. Holder will not be subject to U.S. federal income tax, including withholding tax, on payments of principal or premium, if any, or interest (including original issue discount, if any) on a note or coupon, or proceeds from or gain on the sale or disposition of a note (including any coupon), provided that:

     o the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote,

     o the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

     o the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code, and

     o in the case of a note issued in registered form, the certification requirement described below has been fulfilled with respect to the beneficial owner, as described below.

     Certification Requirement. In the case of a registered note, the certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of that note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to us U.S. Internal Revenue Service ("IRS") Form W-8BEN, in which the beneficial owner certifies under penalties of perjury, that it is not a U.S. person.

     Optionally Exchangeable Notes

     A Non-U.S. Holder will generally not be subject to U.S. federal income tax, including withholding tax, with regard to an optionally exchangeable note if:

     (a) the optionally exchangeable note is treated as our indebtedness for U.S. federal income tax purposes,

     (b) the optionally exchangeable note is exchangeable only into securities that are actively traded, into a basket of securities that are actively traded or an index or indices of securities that are actively traded, and

     (c) the requirements for exemption from tax listed above under "--Notes" are met.

     Except as otherwise provided in the applicable pricing supplement, with regard to the above requirements, optionally exchangeable notes for which the principal amount payable in cash equals or exceeds the issue price will be treated as our indebtedness for U.S. federal income tax purposes. Except as otherwise provided in the applicable pricing supplement, no opinion is expressed in this prospectus supplement as to the impact of the "United States real property holding corporation" rules, which could affect the taxation of Non-U.S. Holders. Persons considering the purchase of optionally exchangeable notes should refer to the discussion relating to U.S. federal taxation in the applicable pricing supplement for disclosure, if any is deemed necessary, concerning the applicability of these rules. For information regarding the U.S. federal income tax consequences of ownership and disposition of the property received in exchange for an optionally exchangeable note, please refer to the publicly available documents described in the applicable pricing supplement.

     Mandatorily Exchangeable Notes

     Under current U.S. federal income tax law, it is unclear how a mandatorily exchangeable note will be treated. Accordingly, nothing in this prospectus supplement should be construed to describe how mandatorily exchangeable notes are treated with regard to Non-U.S. Holders. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their own tax advisors.

     Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices

     The U.S. federal income tax consequences to a Non-U.S. Holder of the ownership and disposition of notes that have principal or interest determined by reference to commodity prices, securities of entities affiliated or not affiliated with us, baskets of these securities or indices may vary depending upon the exact terms of the notes and related factors. Except as otherwise provided in the applicable pricing supplement, a Non-U.S. Holder will generally not be subject to U.S. federal income tax, including withholding tax, with regard to a note linked to commodity prices, single securities, baskets of securities or indices if:

     (a) the note is treated as our indebtedness for U.S. federal income tax purposes,

     (b) the note is linked only to commodities or securities that are actively traded, to a basket of securities that are actively traded or to an index or indices of securities that are actively traded, and

     (c) the requirements for exemption from tax listed above under "--Notes" are met.

     Except as otherwise provided in the applicable pricing supplement, with regard to the above requirements, notes linked to commodity prices, single securities, baskets of securities or indices for which the principal amount payable in cash equals or exceeds the issue price will be treated as our indebtedness for U.S. federal income tax purposes. Except as otherwise provided in the applicable pricing supplement, no opinion is expressed in this prospectus supplement as to the impact of the "United States real property holding corporation" rules, which could affect the taxation of Non-U.S. Holders. Persons considering the purchase of notes linked to commodity prices, single securities, baskets of securities or indices should refer to the discussion relating to U.S. federal taxation in the applicable pricing supplement for disclosure, if any is deemed necessary, concerning the applicability of these rules.

     Units

     Under current U.S. federal income tax law, the treatment of a Non-U.S. Holder of a unit, including a Non-U.S. Holder of a note and/or a warrant or purchase contract of which the unit is comprised, is in some cases unclear. Prospective purchasers of units are urged to review the discussion relating to U.S. federal taxation in the applicable pricing supplement and consult with their own tax advisors.

     U.S. Federal Estate Tax

     Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty).

     In addition, optionally exchangeable notes that are not treated as debt obligations and notes linked to commodity prices, single securities, baskets of securities or indices that are not treated as debt obligations may constitute U.S. situs property subject to U.S. federal estate tax. The U.S. federal estate tax treatment of mandatorily exchangeable notes and of units is also unclear.

     Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal estate tax consequences of an investment in the notes or the units in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

     Backup Withholding and Information Reporting

     Information returns will generally be filed with the IRS in connection with payments on registered notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of a note and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on registered notes or on the proceeds from a sale or other disposition of registered notes. The certification procedures required to claim the exemption from withholding tax on interest (including original issue discount) described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

     A holder of a bearer note or coupon will generally not be subject to information reporting or backup withholding with respect to payments on, and the proceeds of the sale before maturity of, the bearer note or coupon.

                              PLAN OF DISTRIBUTION

     We are offering the Series G and Series H medium-term notes and the Series G and Series H units on a continuing basis exclusively through Morgan Stanley & Co. International Limited, which we refer to as the "agent", who has agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay the agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from .125% to .750% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

     We may also sell these securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement. The agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to other dealers. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     In compliance with U.S. federal income tax laws and regulations, Morgan Stanley and the agent have agreed that the agent will not, in connection with the original issuance of any bearer notes either alone or as part of a unit or during the restricted period with respect to such bearer notes, offer, sell or deliver, directly or indirectly, any bearer notes either alone or as part of a unit in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations. In addition, the agent has represented and agreed that it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling bearer notes are aware of the above restrictions on the offering, sale or delivery of bearer notes.

     The agent may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act of 1933 (the "Securities Act"). We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

     We estimate that we will spend approximately $5,070,500 for printing, rating agency, trustee's and legal fees and other expenses allocable to the offering of the Series G and H medium-term notes, the Series G and H units and the other securities currently registered on our shelf registration statement and estimate that we will spend corresponding amounts with respect to any additional securities that we may register on our shelf registration statement in the future.

     With respect to notes and warrants to be offered or sold in the United Kingdom, each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that:

     (1) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to any notes or warrants in, from or otherwise involving the United Kingdom;

     (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes or warrants in circumstances in which Section 21(1) of the FSMA does not apply to Morgan Stanley; and

     (3) with respect to any notes that have a maturity of less than one year,
     (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (b) it has not offered or sold and will not offer or sell any such notes other than to persons:

         (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

         (ii) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

     where the issue of the notes would otherwise constitute a contravention of
     Section 19 of the FSMA by Morgan Stanley.

     Where notes have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by Morgan Stanley in the United Kingdom or (b) the activity of issuing the notes is carried on from an establishment maintained by Morgan Stanley in the United Kingdom, each such note must: (i)(A) have a minimum redemption value of (pound)100,000 (or its equivalent in other currencies) (B) no part of any such note may be transferred unless the redemption value of that part is not less than (pound)100,000 (or its equivalent in other currencies) and (C) be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or
(ii) be issued in other circumstances which do not constitute a contravention of section 19 of the FSMA by Morgan Stanley.

     Each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the warrants in, from or otherwise involving the United Kingdom.

     The securities have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for the reoffering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and other relevant laws and regulations of Japan. As used in this section, a resident of Japan refers to any person resident in Japan including any corporation or other entity organized under the laws of Japan.

     We have represented and agreed, and any dealers will represent and agree, that securities will be issued outside of the Republic of France and that we and any dealers will not offer or sell any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or the prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifies) as defined in and in accordance with Articles L.411-2 and D.411-1 of the Code Monetaire et Financier.

     Each of the agent, underwriter and dealer has represented, warranted and agreed that it has not offered and will not offer any notes to persons in any Member State of the European Economic Area, except that it may offer notes in any Member State:

     (1) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in a Member State in accordance with the Prospectus Directive and, where appropriate, notified to the competent authority in the Member State in which such offer is being made in accordance with Article 18 of the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (2) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (3) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual turnover of more than (euro)50,000,000, all as shown in its last annual or consolidated accounts; or

     (4) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression "offer" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant Member State.

     Other than with respect to the admission to listing, trading and/or quotation by such one or more listing authorities, stock exchanges and/or quotation systems as may be specified in the applicable pricing supplement, no action has been or will be taken in any country or jurisdiction by Morgan Stanley or the agent that would permit a public offering of any notes, warrants or purchase contracts or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Persons into whose hands this prospectus supplement, the related offering circular or any pricing supplement comes are required by Morgan Stanley and the agent to comply with all applicable laws and regulations in each country or jurisdiction in or from which they purchase, offer, sell or deliver notes, warrants or purchase contracts or have in their possession or distribute such offering material, in all cases at their own expense.

     Morgan Stanley & Co. International Limited is an affiliate of ours. We have been advised by the agent that it intends to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or if separable, any other securities included in any units.

     In order to facilitate the offering of these securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a short position for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any overallotment option. The agent can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agent will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agent may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

     Concurrently with the offering of these securities through the agent, we may issue other debt securities under the indentures referred to in this prospectus supplement or other units similar to those described in this prospectus supplement. Those debt securities may include medium-term notes and units under our Series F prospectus supplement. We refer to those notes as "Series F medium-term notes" and those units as "Series F units." The Series F medium-term notes and Series F units may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Series F medium-term notes and Series F units may be offered concurrently with the offering of these securities, on a continuing basis in the United States by us, under a distribution agreement with Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc., as agents for us. The terms of that distribution agreement, which we refer to as the U.S. Distribution Agreement, are substantially similar to the terms of the distribution agreement for the offering of securities in the Series G and H program, except for selling restrictions specified in that distribution agreement.

                                 LEGAL MATTERS

     The validity of the notes, the units and any securities included in the units will be passed upon for Morgan Stanley by Davis Polk & Wardwell or other counsel who is satisfactory to the agents and who may be an officer of Morgan Stanley. Sidley Austin LLP will pass upon some legal matters relating to the notes, units and any securities included in the units for the agents. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

PRINCIPAL EXECUTIVE OFFICES OF THE                  REGISTERED OFFICE OF THE
            COMPANY                                    COMPANY IN DELAWARE
         1585 Broadway                             The Corporation Trust Center
    New York, New York 10036                          1209 Orange Street
             U.S.A.                                 Wilmington, Delaware 19801
                                                             U.S.A.

                                    TRUSTEES
         (Senior Notes)                                (Subordinated Notes)
   JPMorgan Chase Bank, N.A.                        J.P. Morgan Trust Company,
        4 New York Plaza                               National Association
    New York, New York 10004                             4 New York Plaza
             U.S.A.                                  New York, New York 10004
                                                              U.S.A.

                   PRINCIPAL PAYING AGENT, EXCHANGE AGENT AND
              TRANSFER AGENT FOR BEARER NOTES AND REGISTERED NOTES
                   UNIT AGENT AND COLLATERAL AGENT FOR UNITS
                           WARRANT AGENT FOR WARRANTS

                       JPMorgan Chase Bank, N.A., London
                                     Branch
                                 Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT
                                      U.K.

                        OTHER PAYING AGENT AND TRANSFER
                           AGENT FOR REGISTERED NOTES
         (Senior Notes)                                (Subordinated Notes)
   JPMorgan Chase Bank, N.A.                        J.P. Morgan Trust Company,
        4 New York Plaza                               National Association
    New York, New York 10004                             4 New York Plaza
             U.S.A.                                  New York, New York 10004
                                                              U.S.A.

  LEGAL ADVISORS TO THE COMPANY                    LEGAL ADVISORS TO THE AGENTS
      Davis Polk & Wardwell                             Sidley Austin LLP
      450 Lexington Avenue                              787 Seventh Avenue
    New York, New York 10017                         New York, New York 10019
             U.S.A.                                           U.S.A.

                              LEGAL ADVISORS AS TO
                                  ENGLISH LAW

                                Clifford Chance
                         Limited Liability Partnership
                              10 Upper Bank Street
                                 London E14 5JJ
                                      U.K.

                               AUTHORIZED ADVISOR

                   Morgan Stanley & Co. International Limited
                                25 Cabot Square
                                  Canary Wharf
                                 London E14 4QA
                                      U.K.

                            AUDITORS OF THE COMPANY

                             Deloitte & Touche LLP
                           Two World Financial Center
                            New York, New York 10281
                                     U.S.A.